U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 30, 2007

ECCO ENERGY CORP.
__________________________________________________
(Exact Name of Small Business Issuer as Specified in its Charter)

NEVADA
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(State or other Jurisdiction as Specified in Charter)

000-51656	87-0469497
(Commission file number)	(I.R.S. Employer Identification No.)

955 Dairy Ashford
Suite 206
Houston, Texas 77079
_______________________________
(Address of Principal Executive Offices)

713.771.5500
____________________
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 –CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OF OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Resignation of Chief Financial Officer/Appointment of Chief Financial Officer

On approximately August 2, 2007, the Board of Directors of ECCO Energy Corp., a Nevada corporation (the “Company”) accepted the resignation of John Vise as the Chief Financial Officer of the Company effective as of August 2, 2007.

On approximately November 21, 2007, the Board of Directors of the Company, pursuant to written unanimous consent, appointed N. Wilson Thomas as the Chief Financial Officer of the Company effective as of November 21, 2007. Sam Skipper, the Chief Executive Officer of the Company, stated that “the appointment of Mr. Thomas will provide us with the financial skills necessary to guide us through our recent and future expected growth. He has over thirty years of financial and business experience which will be invaluable in assisting us in managing the financial needs of our Company.”

Mr. Thomas is a certified public accountant licensed in the State of Texas. He received a BBA from the University of Texas in Austin in 1976. Since 2006, Mr. Thomas has worked as a CPA specializing in the development of emerging companies.  Prior to 2006, he spent twenty years in the distribution industry, with sixteen of those years working for SYSCO Corporation as the chief financial officer of a major subsidiary of SYSCO Corporation. As the chief financial officer of the subsidiary of SYSCO Corporation, Mr. Thomas was involved in its rapid growth with annual sales approaching $350,000,000.

There are no arrangements or understandings between Mr. Thomas and any other person pursuant to which he was selected as Chief Financial Officer. There are no family relationships between Mr. Thomas and any director or other executive officer of the Company. The Company is not aware of any transaction in which Mr. Thomas has an interest requiring disclosure under Item 404(a) of Regulation S-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits

Not applicable.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
ECCO ENERGY CORP.

Date: November 30, 2007	By:	/s/ Samuel Skipper
Name: Samuel Skipper
Title: President/CEO